UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

KINGLY CHATEAU CORPORATION
(Exact Name of Small Business Issuer in its Charter)

Commission file number 000-54396

Nevada	To be applied for
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Unit1705 A, 17 Floor, Tower 1, Silvercord Plaza, No. 30 Canton Road, TST, Kowloon, Hong Kong.
(Address of Principal Executive Offices) (Zip Code)

TUNG Yee Shing, President and Director
Unit1705 A, 17 Floor,
Tower 1, Silvercord Plaza, No. 30 Canton Road,
TST, Kowloon, Hong Kong.
Tel     852 - 2957 8088
Fax    852 - 2957 8018
U.S. Tel/Fax: (206) 350-8882
E-Mail: kinglychateaucorp@gmail.com

(Registrant's telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

ITEM 1.    BUSINESS

(a) Business Development

Kingly Chateau Corporation ("we", "us", "our", or the "Company") was incorporated in the State of Nevada on March 28, 2011. Since inception, which was March 28, 2011, the Company has been engaged in organizational efforts and obtaining initial financing. We have accepted initial funding from one individual in the amount of $50,000 (USD) for a per share price of $0.005.  We have issued 10,000,000 shares as a result.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. As of the most recent audited period, the Company has generated no revenues or earnings from operations, possess no significant assets or financial resources and has no cash on hand. The Independent Auditor's Report to the Company's financial statements for the period ended March 28, 2011, included in this Form 10, indicates that there are a number of factors that raise substantial doubt about the Company's ability to continue as a going concern. Such doubts identified in the report include the fact (i) that the Company has not established any source of revenue to cover its operating costs; (ii) that the Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that the Company will offer noncash consideration and seek equity lines as a means of financing its operations; (iv) that if it the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The Company selected April 30 as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. The Company does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the advantages of being a publicly held corporation. In order for a company to be listed on a U.S. stock exchange or "quoted" on a quotation system, including the OTC Bulletin Board, such company must be 1934 Exchange Act fully reporting company. 60 days after the initial filing of this registration statement on May 9, 2011, we will become a registered and fully reporting company with the SEC. After the consummation of a business combination with an operating company, the surviving company arising from the transaction between the Company and a private operating company will become a reporting company. Although an operating company may choose to effect a business combination with a company that is trading on the OTC Bulletin Board in order to become public, purchasing an OTC Bulletin Board trading company is substantially more expensive than purchasing a Form 10 "blank check' company and such trading companies also may have liabilities or shareholder issues. Our President/Chief Executive Officer, Mr. Tung, believes that there are a number of private companies seeking business combinations with a reporting company as part of a financing. We will not provide such private companies with a public shareholder bases, however, we believe that the costs involved of keeping our Company current with its reporting requirements for so long as it takes to find a transaction for our Company is considerably less than the costs associated with purchasing an OTC Bulletin Board reporting company on the market. Within four (4) days after the consummation of the business combination transaction between a target operating company and the Company, the surviving company will need to file an extensive Form 8-K in connection with the transaction including Form 10 information of the private operating company. Moreover, the aggregate expenses of purchasing a Form 10 blank check company and filing the Form 8-K will still be substantially lower than purchasing an OTC Bulletin Board company and have less risk to the shareholders of such company. Therefore, the Company believes that it would be attractive to a number of private operating companies seeking to become public although it does not provide such private companies with a public shareholder base and the private companies may acquire a reporting obligation similar to the Company, by filing their own Form 10 which would include similar information to the aforementioned "extensive Form 8-K."

To date, the Company's efforts have been limited to organizational activities. The Company has no capital and will depend on its sole officer and director, Mr. TUNG Yee Shing, to provide the Company with the necessary funds to implement its business plan.  The Company has not entered into any written agreements with Mr. TUNG for additional funding and relies upon his oral promise to provide the Company with funding based upon the Company's necessity. In the event that Mr. TUNG fails to provide the additional funding for the Company's business operations, the Company will not be able to meet its SEC reporting obligations and will not be able to attract a private company with which to combine. Further, the Company has no funding alternatives to date.

The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. However, at the present time, the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition or merger.

The Company intends to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.

The analysis of new business opportunities will be undertaken by or under the supervision of TUNG Yee Shin, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. TUNG and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company's ability to identify and consummate a successful business combination.

As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidates regarding business opportunities for the Company. The Company will consider the following kinds of factors when analyzing potential acquisition targets:

(a)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)  Strength and diversity of management, either in place or scheduled for recruitment;

(d)  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)  The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, our sole officer and director, TUNG Yee Shin, will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

In addition, depending upon the transaction, the Company's present stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all, or a majority of, the Company's directors (consisting solely of Mr. TUNG at the present) may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of TUNG Yee Shin, our sole officer and director, without any vote or approval by our shareholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, our sole officer and director, TUNG Yee Shing, will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $10,000. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate that the cost of negotiation and due diligence for a specific project would be $5,000 which would include any travel costs associated with the negotiation.  We estimate it will cost an additional $5,000 for document preparation and financial disclosure which includes the cost of consolidated financial statements.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consist of one person, our sole officer and director, Mr. TUNG Yee Shing. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately fifteen (15) hours per week until the acquisition of a successful business opportunity has been identified.   We anticipate that this time will be sufficient to find a target acquisition as Mr. Tung will dedicate a majority of his fifteen hours per week focused on the search for an acquisition.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.  RISK FACTORS

1.              An investment in us is highly speculative in nature and involves an extremely high degree of risk.

An investment in us is speculative and involves an extremely high degree of risk. We currently have not identified a suitable business combination and we can make no assurance that we will ever locate a suitable acquisition.

2.              Our sole officer and director will allocate his time to other business, thereby causing conflicts of interests in his determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our sole officer and director is engaged in outside business activities, which may result in a conflict of interest in allocating his time between our operations and his other business activities. We do not intend to have any full-time employees prior to the consummation of a business combination. If our sole officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

3.              Our independent auditor has raised doubt about our ability to continue as a going concern.

We are in the development stage and have not yet generated any revenues or earnings from operations, possess no significant assets or financial resources and have no cash on hand. As reflected in our audited financial statement for the period ended April 30, 2011, we generated a net loss of $60,000 for the period from March 28, 2011 (inception) to April 30, 2011. In addition, we also had a working capital deficit at April 30, 2011. As a result, our independent auditor expressed substantial doubt as to our ability to continue as a going concern.

4.              Our sole officer and director is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of TUNG Yee Shing, our sole officer and director, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. TUNG and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact our ability to identify and consummate a successful business combination.

5.              Our business is difficult to evaluate because we have no operating business and our shareholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have had no operating history or any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

6.            There is competition for private companies suitable for a merger transaction of the type desired by management and as a non-trading company we are at a competitive disadvantage to some of our competitors, which may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of us identifying and consummating a successful business combination.

7.            We are a development stage company and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated in March of 2011 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management (consisting solely of Mr. TUNG at the present) of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

8.            We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management (consisting solely of Mr. TUNG at the present) has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

9.             Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting approximately fifteen (15) hours per week to our affairs. Our sole officer and director, Mr. TUNG Yee Shing, believes that communicating with professionals in the industry approximately fifteen (15) hours per week will be sufficient to locate a suitable acquisition candidate. Mr. TUNG has not entered into written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

10.          The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude an acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs, estimated to be approximately $10,000, that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited financial statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

11.          We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management (consisting solely of Mr. TUNG at the present) believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

12.          Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

13.          There is currently no trading market for our common stock and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Please note that shareholders of our common stock may not rely on Rule 144 of the Securities Act of 1933 and must register any re-sales of your common stock under the Securities Act of 1933.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

14.          There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock. We estimate the cost of filing such registration statement and compliance cost to be approximately $20,000.

15.          We have never paid dividends on our common stock and if we do not pay dividends in the future then our shareholders can only benefit from their shares by selling such stock either in the public marketplace or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

16.          We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax- free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

17.          Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations since our inception in March 2011. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

18.         We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 200,000,000 shares of common stock and a maximum of 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

19.          Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our sole stockholder may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and Board of Directors may change.

20.         We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management (consisting solely of Mr. TUNG at the present) has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

21.          Our shares may be subject to the “penny stock” rules following such a reverse merger transaction which might subject you to restrictions on marketability and you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

22.          We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not have access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX). However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. However, there can be no assurance that we will be eligible to trade on the OTC Bulletin Board after a business combination. In addition, we will need a market-maker for quotation on the OTC Bulletin Board and there is no assurance that a market-maker will be obtained, or that an active market may develop for our common stock even if we are listed on the OTC Bulletin Board. Additionally, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

23.         Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

24.          Due to the control by management of 100% of issued and outstanding common stock, our non-management shareholders will have no power to choose management or impact operations.

Management (consisting solely of TUNG Yee Shing at present) currently controls and votes 100% of our issued and outstanding common stock. Consequently, management has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

           * Election of the Board of Directors;

           * Removal of directors;

           * Amendment to the our certificate of incorporation or bylaws; and

           * Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock.

25.          Current economic conditions may preclude us from entering into a merger or acquisition and obtaining funding.

Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

We have no operating history, no revenue and lack profitable operations. We will, in all likelihood, sustain expenses and costs related to accounting, the filing of Exchange Act reports and consummating a business combination without corresponding revenues, at least until the consummation of a business combination. This lack of operations and revenues may result in us incurring a net loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Because of our lack of profits and possible increasing net losses and lacking operations, target business opportunities may decide to forgo a business combination with us.

Our financial position, having no significant assets, financial resources and no revenues, raises substantial doubt about our ability to continue as a going concern. The lack of a market for our common equity securities precludes us from raising capital, in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and, any other applicable federal or state securities laws or regulations may also preclude us from successfully raising capital and improving our financial position. Target firms that might consider a merger or acquisition with us, to gain the advantages and perceived benefits of becoming a public corporation, may decide to forgo such a business combination with us because of our lack of operations and access to affordable capital. Our financial position and current economic volatility may prevent us from identifying and pursuing a business combination with a target company seeking these benefits and funding sources.

26.          We may incur additional costs of being a public company due to the difficulties of establishing and maintaining acceptable internal controls over financial reporting with no full-time or part-time employees, the expenses of being a reporting company pursuant to the Exchange Act of 1934 and the liability provisions of the Exchange Act of 1934.

The Company is a development stage company, with no operations and no revenues from operations. We may never realize any revenues unless and until we successfully merge with or acquire an operating business.

Because the Company has no operations and no revenues from operations, the Company has not established sufficient internal controls over financial reporting; therefore these costs are estimated to be zero as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent lack of segregation of duties. If the Company were to attempt to mediate some of our segregation of duties issues and achieve effective internal controls we currently do not have adequate funding to implement such an initiative and therefore do not plan to implement this initiative.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated at $20,000.00 annually. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, if any, but no certain funding for these expenses has been obtained. Among possible funding options the Company may consider, if necessary, are loans or investments in the Company by our current sole stockholder, officer and director, TUNG Yee Shing, or other investors. If necessary, the Company will consider these and other yet to be identified various options for raising funds and paying these expenses. No assurances can be given that the Company will be successful in raising funds, if fundraising becomes necessary.

27.           Our sole officer and director is a national and/or resident of Hong Kong.

Mr. Tung, our sole officer and director, resides in Hong Kong. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our director/officer. All or a substantial portion of Mr. Tung’s assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our director/officer or enforce within the United States any judgments obtained against us or our officer/director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Hong Kong court predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by our counsel that there is doubt as to the enforceability, in original actions in Hong Kong courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Hong Kong courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us or our director/officer.

28.          This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 2. FINANCIAL INFORMATION MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. To date, our efforts have been limited to organizational activities. We have no capital and have not entered into any credit facility agreements or other financing arrangements. As of the date of this registration statement, the cash balance in our treasury is $0. We depend on Mr. TUNG Yee Shin, our sole officer and director, to provide us with the necessary funds to implement our business plan for the next 12 months and beyond such time. We intend to reimburse Mr. TUNG for any loans he makes to us. We have not entered into any written agreement with Mr. TUNG for additional funding and rely upon his oral promise to provide us with funding based upon our necessity. In the event that Mr. TUNG fails to provide the additional funding for our business operations, we may have to cease operations. We do not have any other persons or sources that maybe able to help fund our business activities.

During the next 12 months we anticipate incurring costs related to:

(i) Filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $20,000.  This amount includes accounting costs for three 10Q quarterly reports in the amount of $4,500 and one 10K year end report in the amount of $2,500, Auditor costs for three 10Q quarterly reports in the amount of $6,000 and one 10K year end report in the amount of $3,500 and attorney fees and other filing fees for three 10Q quarterly reports in the amount of $2,500 and one 10K year end report in the amount of $1,000; and

(ii) Costs relating to consummating an acquisition in the amount of approximately $50,000 to pay for legal fees and audit fees.  We estimate that the cost of an audit to be approximately $35,000 and the associated legal fees to be approximately $15,000.  We anticipate that the costs associated with such a transaction will be borne by incoming acquisition company.  In the event that we do not have the available funds necessary to complete the acquisition, we would need to raise additional capital.  There are no assurances that we will be able to raise the necessary capital and if so, whether such capital would be available at the terms and conditions acceptable by us.

Mr. TUNG has orally agreed to provide us such funds, without interest, provided that he is an officer and director of our company when the obligation is incurred. All advances are interest-free. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. TUNG, or other investors, does not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We are in the development stage and have negative working capital, negative stockholders' equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We presently have no immediate funds available for any target business due to our financial position. We believe a target business may be interested in a business combination with us because we may help minimize some of the barriers to capital formation and certain expenses that otherwise exist as addressed in the comparison below. Such barriers to entry may include lack of availability of personnel, including legal, necessary to draft and complete a registration statement, time constraints requiring the private business and its management to dedicate their time and efforts on business operations rather than all the necessary procedures and drafting of a registration statement as well as a lack of a shareholder base required for a public listing. Most private businesses and their management do not have the experience and the time to dedicate to filing a registration statement and the ability to then wait the time period for comments as well as formulating responses to such comments. We have dedicated numerous man-hours in order to become a reporting company and with this time, we have also gained experience that most private companies would not have. Our current management and legal council have agreed to assist in the preparation of the necessary documents to be filed with the Securities sand Exchange Commission if a suitable acquisition candidate is found. Moreover,. w hile such target businesses will incur expenses associated with reporting requirements, such as a super 8-K containing information similar to that in a registration statement on Form 10, such target companies will avoid the time delays and significant expense which may occur in a typical public offering. Moreover, by merging with us, a target business may be in a better position, either to then conduct a future public offering of its securities, or to undertake a private placement with registration rights, than if it were a privately held company. Further, a business combination with us may help minimize the liquidity discounts a target business may otherwise have to take in a future financing because investors will have a higher degree of confidence public information requirement will be satisfied and a public market may exist for their shares.

We present below a comparison of the procedures and relevant expenses associated with an IPO or a merger:

Due Diligence:

1.  IPO.  Many smaller companies desiring to go public were not originally incorporated with the idea of taking the company public. As a result, the first step in going public through an IPO is a review of the existing corporate structure. Most often, private companies will need to make structural changes. Approximately $2,500 to $3,500 and two weeks.

2.  Merger. Although not as critical as in the IPO route since the private company entity does not become the public company, there is still a due diligence process. However, this review is primarily related to the securities offerings and sale of the company due to the fact that these shareholder will be exchanging their shares for shares of the public company. Approximately $1,500 to $2,000 and one week.

Private Offering

1.  IPO.  Many smaller companies desiring to go public either do not have the money necessary to pay for the initial costs involved or the required number of shareholders to go public or both. Therefore, quite often, the private company will need to conduct a private offering of its securities in order to raise the money it needs to go public and obtain the desired number of shareholders. This step has a variety of factors in play depending on the money the company needs or wants to raise and the number of shareholders it had or needs. The funds required include strategizing the offering, preparation of the private placement memorandum, monitoring the offering (escrowing the offering proceeds), closing the offering, researching blue sky exemptions, etc. Approximately $30,000 and six weeks.

2.  Merger.  A private offering will not be required. Once we have identified the private company, the merger transaction needs to be properly documented. The deal documents need to be structured properly to ensure the private company shareholders are protected as much as possible from contingent losses and any non-disclosure issues. Approximately $10,000 and two weeks.

Registration Statement/Super “Form 10” 8-K

1.  IPO.  The company will be filing an S-1 registration statement, which requires an audit of the company’s financial statements (normally the last two fiscal years plus a review of any stub period in the current fiscal year). The S-1 registration statement will register most of the company’s shares of common stock held by non-affiliates enabling those shareholders to have the restrictive legend removed from the share certificates upon sale in the market pursuant to the S-1 registration statement upon effective date with the SEC. This provides the shareholder base and free-trading shares as necessary. Approximately $60,000, which includes legal fees and audit fees, and 16 weeks.

2.  Merger. If the shell company that is merger with is strictly a shell, then within four business days after the close of the transaction the public company must file a Form 8-K, which includes a description of the transaction as well as Form 10 information. Regarding the private company operations that have become the operations of the public company. The company must include audited financial statements for the past two years plus reviewed financial statements of any stub periods in the Super 8-K, which should be completed prior to the close of the transaction. Approximately $20,000 and one week.

DTC Eligibility

1.  IPO.  Once the S-1 registration statement is effective, the next step is the filing of a 15c2-11 with FINRA, which goes through a review and comment period with FINRA. This is technically done by a market maker on behalf of the company. Once the company receives approval from FINRA on the 15c2-11 application, it can apply through a broker for DTC eligibility. The issues are finding the right broker and clearing firm combination.  Approximately $10,000 to $20,000 and ten weeks.

2.  Merger.  Typically, this process is not necessary with regards to the public company.

As outlined above, the IPO costs approximately $100,000 to $150,000 in fees and takes approximately eight to twelve months  The merger process costs approximately $40,000 to $50,000 in fees and takes approximately six weeks to close the transaction and an additional two weeks pertaining to post-closing filings.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Such a business will be under consideration only if further sufficient funding has been identified from prospective investors who are supportive of the business and its potential future success relating either to its products or services. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management (consisting solely of TUNG Yee Shing at present) anticipates that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We believe a target business may be interested in a business combination with us because we may help minimize some of the barriers to capital formation that otherwise exist.  Such barriers to entry may include lack of availability of personnel, including legal, necessary to draft and complete a Form 10 registration statement, time constraints requiring the private business and its management to dedicate their time and efforts on business operations of the company rather than all the necessary procedures and drafting of a registration statement as well as a lack of a shareholder base required for a public listing.  While such target businesses will incur expenses associated with reporting requirements, such as a super 8-K containing information similar to that in a registration statement on Form 10, such target companies will avoid the time delays, significant expense and potential loss of voting control which may occur in a typical public offering. Moreover, by merging with us, a target business may be in a better position, either to then conduct a future public offering of its securities, or to undertake a private placement with registration rights, than if it were a privately held company. Further, a business combination with us may help minimize the liquidity discounts a target business may otherwise have to take in a future financing because investors will have a higher degree of confidence public information requirement will be satisfied and a public market may exist for their shares.

ITEM 3.    PROPERTIES

We neither rent nor own any properties.  We utilize the office space and equipment of our sole officer and director, TUNG Yee Shing, at no cost. We estimate such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Amount and Nature of   Percentage

Name and Address	Beneficial Ownership	Of Class

TUNG Yee Shing (1) Rm 1016, Chun Ying Hse, Ko Chun Ct, Yao Tong Hong Kong, Hong Kong	6,000,000	36.1%
OTC Investment Management Group Inc. (2)	10,000,000	60.2%

(1)	TUNG Yee Shing serves as President, Secretary, Officer, Treasurer and Director of the Company.
(2)	TUNG Yee Shing is the sole owner and officer of OTC Investment Management Group Inc. and has sole dispositive and voting rights.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
TUNG Yee Shing	36	President, Secretary, Officer, Treasurer and Director

TUNG Yee Shing, President, Secretary, Officer, Treasurer and Director

TUNG Yee Shing, age 36, acts as President, Secretary, Officer, Treasurer and Director for the Company since its formation on March 28, 2011. Mr. TUNG has over 12 years of professional experience in financial services and management.  He joined Deloitte & Touche in 1999 until 2004 as a management consultant.  He assisted a number of his clients in formulating and executing their Asian strategies, including CNN, China Netcom, Midea, Guangdong Nuclear Power, and New World Group. Mr. TUNG has a focus to help client's marketing strategies in Hong Kong and China.  Apart from strategy advisory, Mr. TUNG has also assisted a number of clients in their corporate governance such as Hong Kong Exchange Fund Limited, PPG, and the fund management arm of the Hong Kong Housing Authority.

From 2004 until 2008, Mr. TUNG moved to the corporate finance arm of Deloitte with a focus on strategic investment.  He has assisted a number of client's in managing their investment portfolio such as the People's Bank of China, Bank of China, and Tongyi Lubricants.

After 2008, Mr. TUNG, together with other partners, established Cen-1 Partners Limited, a consultancy company focusing on management and financial consultancy.  With this new establishment, Mr. TUNG continues to assist his clients in marketing and financial management in the Asia region.

Throughout Mr. TUNG’s professional experience, he has been instrumental in developing new business markets in Asia and in emerging markets. He has lead teams to establish new sales and distribution channels and has been a key member of various IPO’s, LBO’s, and M&A’s. He continues to serve private clients in their personal wealth management and corporate strategic asset planning.

Mr. TUNG has a Bachelor’s Degree in Economics and MBA from the Chinese University of Hong Kong.  He also has a Master of Science Degree from the Middlesex University.  He is a Fellow member of the Association of Chartered Certified Accountants and a Member of the Hong Kong Institute of Certified Public Accountants. Mr. TUNG is fluent in Cantonese, Mandarin and English.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

ITEM 6.    EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the period inception (March 28, 2011) through current date. This information includes the dollar value of base salaries, bonus awards and number of shares of stock issued, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tung Yee Shing, President/ CEO	2011	-0-	-0-	60,000	0	0	0	0	60,000

(1) On March 28, 2011, we issued a total of 6,000,000 shares of our common stock to Mr. TUNG, at $0.01 per share, as compensation for his services rendered in connection with our corporate formation and developing our business concept and plan.

 TUNG Yee Shing, the Company's sole officer and director does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The Company's sole officer and director intend to devote no more than fifteen (15) hours a week to our affairs. However, Mr. TUNG paid certain formation expenses related to the incorporation of the Company and contributed time to such formation and in developing the Company's business concept and plan. The board of directors (consisting solely of Mr. TUNG at present) valued the formation expenses and services at $60,000 and issued 6,000,000 shares of restricted common stock as founder shares to Mr. TUNG.

Mr. TUNG will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain Mr. TUNG for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to Mr. TUNG will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We utilize the office space and equipment of TUNG Yee Shing, our sole officer and director, at no cost.

On March 28, 2011, we issued a total of 6,000,000 shares of common stock were issued to TUNG Yee Shing, our sole officer and director, in exchange for incorporation fees of $875, annual resident agent fees in the State of Nevada for $99, and developing the Company's business concept and plan valued at $59,026 to a total sum of $60,000.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

* Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

* Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management (consisting solely of Mr. TUNG at the present), our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

* Its own Board of Directors,

* Establish its own definition of 'independent" as related to directors and nominees for directors,

* Establish committees that will be suitable for its operations after the Company consummates a business combination.

Mr. TUNG Yee Shing serves as our President and Director, Principal Executive Officer and as our Promoter.

ITEM 8.  LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9.  MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

(i)     Our common stock is not trading on any stock exchange. We are not aware of any market activity in our common stock since our inception through the date of this filing.

(ii)    Rule 144(i) prohibits the resale of securities issued by a shell company (other than a business combination related shell company) or an issuer that at one time was a shell company, unless the following conditions are met:

(a) The issuer has ceased to be a shell company;

(b) The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

(c) The issuer has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

(d) At least one year has elapsed since from the time that the issuer filed current Form 10 information with the SEC reflecting its status as an entity that is no longer a shell company.

Currently we have 6,000,000 shares of common stock issued and outstanding, which were issued to Mr. TUNG Yee Shing on March 28, 2011. As we are a shell company as that term is defined in Rule 12b-2 of the Exchange Act, none of our issued and outstanding common stock may be sold under Rule 144(i) until one year after we file the Form 10 information with the SEC reflecting our status as an entity that is no longer a shell company, presuming that during such one year period, we have filed all reports and other materials required to be filed by Section 13or 15(d) of the Exchange Act.

(b) Holders.

As of the date of this registration statement, there is one holder of an aggregate of 6,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES

On March 28, 2011, the day of our incorporation, we issued an aggregate of 6,000,000 restricted shares of our common stock to TUNG Yee Shing in exchange for incorporation fees of $875, annual resident agent fees in the State of Nevada for $99, and developing our business concept and plan valued at $60,000, to a total sum of $60,000, pursuant to the terms and conditions set forth in a certain stock purchase agreement (the "Common Stock Purchase Agreement"). Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. A Copy of the Board Minutes approving the issuance of Common Shares to TUNG Yee Shing is attached hereto as Exhibit 10.1.

On June 1, 2011 we issued an aggregate of 10,000,000 restricted shares of our common stock to OTC Investment Management Group Ltd in exchange for $50,000 in cash pursuant to the terms and conditions set forth in a certain stock purchase agreement (the "Common Stock Purchase Agreement"). Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. A Copy of the Board Minutes approving the issuance of Common Shares to OTC Investment Management Group Ltd is attached hereto as Exhibit 10.2.

Between June 23, 2011 and July 1, 2011 we issued an aggregate of 612,500 restricted shares of our common stock to 39 non-U.S. investors in exchange for $6,160 in cash pursuant to the terms and conditions set forth in a certain Private Placement Memorandum (the “Private Placement Memorandum”). Such shares were issued pursuant to an exemption from registration pursuant to Regulation S of the Securities Act of 1933 . These shares of our common stock qualified for exemption under Regulation S since the investors were all citizens of the Republic of China and such issuance of the shares by us did not involve a public offering. The offering was not a "public offering" due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." A Copy of the Board Minutes approving the issuance of Common Shares at $0.01 per share is attached hereto as Exhibit 10.3.

ITEM 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 220,000,000 shares of capital stock, of which 200,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and
20,000,000 are shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). As of the date of this registration statement 6,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

INDEX TO FINANCIAL STATEMENTS

KINGLY CHATEAU CORPORATION

(A Development Stage Company)

For the Period from March 28, 2011 (Date of Inception)

Through April 30, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Kingly Chateau Corporation:

I have audited the balance sheets of Kingly Chateau Corporation as of April 30, 2011 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year then ended and for the period March 28, 2011 (date of inception) through April 30, 2011.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kingly Chateau Corporation as of April 30, 2011, and the results of its operations and its cash flows for the year then ended and for the period March 28, 2011 (date of inception) through April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA
Palm Harbor, Florida
May 9, 2011

Kingly Chateau Corporation
(A Development Stage Corporation)
Balance Sheet
As of April 30, 2011

Assets
Cash	$	-----
Total Current Assets		-----

Total Assets	$	-----

Liabilities and Stockholders’ Equity
Accrued expenses	$	-----
Total Current Liabilities		-----

Stockholders’ Deficit:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; - 0 - shares issued and outstanding		-----
Common stock; $0.001 par value; 200,000,000 shares authorized; 6,000,000 shares issued and outstanding		6,000
Additional paid in Capital		54,000
Accumulated deficit during development stage		(60,000)
Total Stockholders’ Deficit		-----
Total Liabilities and Stockholders’ Equity	$	-----

The accompanying notes are an integral part of the financial statements

Kingly Chateau Corporation
(A Development Stage Corporation)
Statement of Operations
For the Period Mar. 28, 2011 (Date of Inception) through Apr. 30, 2011

Revenue:
Sales	$	-----
Total Sales		-----

Operating Expenses:
General and administrative		60,000
Total Expenses		60,000

(Loss) from operations		$(60,000)

Other income (expenses)
Interest income		-----
Interest expense		-----
Loss before income taxes		(60,000)

Income tax benefit (provision)		-----
Net (Loss)		(60,000)

Net loss per common share, basic and diluted		$(0.01)

Basic and diluted weighted average common shares outstanding		6,000,000

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Statement of Changes in Stockholders’ Equity (Deficit)
For the Period Mar. 28, 2011 through Apr. 30, 2011

	Common Stock Shares Amount			Capital in Excess of Par Value		Accumulated Deficit During Development Stage	Total Stockholders’ Deficit

Balance Mar. 28, 2011 (Date of Inception)	-----	$	-----	$	-----	-----	$	-----
Issuance of common stock for services (Mar. 28, 2011)	6,000,000		6,000		54,000			60,000
Net loss for the period Mar. 28, 2011 (date of Inception) through Apr. 30, 2011	-----		-----		-----	(60,000)		(60,000)
Balance Apr. 30, 2011	6,000,000		$6,000		$54,000	$(60,000)	$	-----

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
 (A Development Stage Corporation)
Statement of Cash Flows
For the period March 28, 2011 (date of inception) through April 30, 2011

Operating activities
Net loss		$(60,000)
Adjustments to reconcile net loss to net cash used
by operating activities:
Stock based compensation		60,000
Changes in operating assets and liabilities:
Accrued expenses		-----
Net cash used by operating activities		-----

Investing activities
Net cash used by investing activities		-----

Financing activities
Proceeds from issuance of common stock		-----
Net cash provided by financing activities		-----

Net increase (decrease) in cash and cash equivalents		-----

Cash and cash equivalents, beginning of period		-----

Cash and cash equivalents, end of period	$	-----

Supplemental information:
Cash paid during the year for interest	$	-----
Cash paid during the year for taxes	$	-----

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Notes to Financial Statements
For the Period from March 28, 2011 (Date of Inception) through April 30, 2011

Note 1:   Background Information and Summary of Significant Accounting Policies

Background Information
Kingly Chateau Corporation ( the "Company") was incorporated in the State of Nevada on March 28, 2011. The Company has been engaged in organizational efforts and obtaining initial financing, since its inception. The Company was formed to pursue a business combination.  The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

Significant Accounting Policies
The significant accounting policies followed are:

FASB Codification:
In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in our Form S-1 now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Development Stage Company:
The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation and the raising of capital.

Basis of Presentation and the Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial instruments:
In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the period end.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

On March 28, 2011 (date of inception), the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Cash and Cash Equivalents:
Cash is to be maintained with a major financial institution in the United States.  Deposits with this bank, at times, may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common Stock:
The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition:
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs:
The Company’s policy regarding advertising is to expense advertising when incurred.  There have been no advertising expenses incurred during period.

Share Based Payments:
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation in the future period for services associated with the registration of the common shares.

Income Taxes:
The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Earnings (Loss) Per Share:
Basic loss per share is computed by dividing net earnings (loss) attributable to common stockholders by the weighted average common shares outstanding for the period.  Diluted earnings per share are computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  The Company does not have any potentially dilutive common shares outstanding.

Subsequent Events:
Subsequent events have been evaluated through the date that the financial statements were available to be issued, which is the date of filing.

Note 2:  Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended April 30, 2011, the Company has had no operations and has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to attain an operating company and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3:   Recent Accounting Pronouncements

In June 2009, the FASB issued new accounting guidance that established the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the Codification did not have an effect on the Company’s financial statements.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

Note 4:   Income Taxes

There is no current or deferred income tax expense or benefit for the period ended April 30, 2011. The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

March 28, 2011 (Date of Inception) through April 30, 2011
Tax benefit at U.S. statutory rate	$	-----

State income tax benefit, net of federal benefit		-----
$
Valuation allowance		-----

Tax Benefit	$	-----

The Company did not have any temporary differences for the period from March 28, 2011 (Date of Inception) through April 30, 2011.

Any deferred tax asset that would result from the net operating loss generated has been fully offset by a valuation allowance because at this time the Company’s management believes that it is more likely than not that the future tax benefit will not be realized as the Company is anticipating a history of net operating losses, until such time that an operating company is acquired and profitability is achieved; however this is not assured and management will assess the recoverability in future periods.

Note 5:  Related Party Transactions

At inception, the Company has issued 6,000,000 shares of restricted common stock to the majority shareholder for consulting services associated with the development of the business plan and other services related to the incorporation and start-up.  Cost for this transaction was measured at the fair value of the services provided, based on similar services he has provided to unrelated third parties.  The Company recognized this administrative expense in the current period and a corresponding increase to capital related to stock issued for services.   Services were provided during the initial period presented and, accordingly, all shares issued are fully vested, and therefore there is no unrecognized compensation associated with this transaction.

The Company does not have employment contracts with its sole offer and director, who is the majority shareholder.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available.  A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan for the next 12 months and beyond, as necessary.  The Company does not have a funding commitment or any written agreement for our future required cash needs.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 6:  Equity

The Company has been authorized to issue 220,000,000 shares, $.001 par value, of which 200,000,000 shares have been designated as common shares and 20,000,0000 have been designated as preferred shares.

Preferred shares have been designated; however no shares have been issued as of the date of this report.  Preferred shares have not been defined, however the classification will have preferred distribution upon liquidation as well as a separate voting preference, to be defined at a later date.

Common shares are entitled to one vote per share.

As described above, on March 28, 2011, the Company issued 6,000,000 shares of its $0.001 common stock to the sole officer and director of the Company for services rendered, valued at $60,000.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13.

(b) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation*

3.2	By-Laws*

10.1	Board Minutes approving the issuance of Common Shares to TUNG Yee Shing*

10.2	Board Minutes approving the issuance of Common Shares to OTC Investment Management Group Ltd *

10.3	Board Minutes approving the issuance of Common Shares at $0.01 per share *

23.1	Consent of Independent Registered Public Accounting Firm*

 * Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KINGLY CHATEAU CORPORATION

Date: August 9 , 2011	By:	/s/ TUNG Yee Shing
TUNG Yee Shing
President and Director Principal Executive Officer